EXHIBIT 10.2

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is entered into as of this 9th day of June, 2011, by and between Deep Down, Inc., a Nevada corporation (the “Company”), and Whitney Bank, a Louisiana state chartered bank (the “Stockholder”).

BACKGROUND

Stockholder desires to sell 8,350,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) and the Company is willing to repurchase the Shares for the Purchase Price (as defined below) upon the terms and subject to the conditions set out in this Agreement.

AGREEMENT

NOW, THEREFORE, the Stockholder and the Company agree as follows:

SECTION 1
REPURCHASE AND SALE OF SHARES

1.1           Repurchase and Sale of Shares.  On the terms and subject to the conditions set out in this Agreement, the Company agrees to purchase the Shares from the Stockholder, and the Stockholder agrees to sell, transfer, convey and deliver the Shares to the Company for a total purchase price of EIGHT HUNDRED EIGHTEEN THOUSAND THREE HUNDRED AND 0/100 United States Dollars ($818,300.00) (the “Purchase Price”).

1.2           The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas, 77002.  At the Closing (a) Stockholder shall deliver to the Company certificates representing the Shares, duly endorsed in favor of the Company, and (b) the Company shall deliver the Purchase Price to Stockholder, by wire transfer of immediately available funds to an account designated by Stockholder.

1.3           Termination of Agreement.  This Agreement shall terminate on June 30, 2011, if the Closing has not occurred by such date.

SECTION 2
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Stockholder.  The Stockholder represents and warrants to the Company as follows:

2.1.1           Power and Authority.  The Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into, execute and deliver this Agreement, to consummate the transactions contemplated in this Agreement and to carry out its obligations hereunder.  The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite organizational action.  This Agreement has been duly executed by the Stockholder, and constitutes the valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

2.1.2           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby will not, (a) result in a violation of the Stockholder’s constitutive documents, or (b) require any consent or authorization of the Stockholder’s stockholders.

2.1.3           Ownership of Shares.  Stockholder is the sole owner of the Shares.

2.2           Representations and Warranties of the Company.  The Company represents and warrants to the Stockholder as follows:

2.2.1           Power and Authority.  The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into, execute and deliver this Agreement, to consummate the transactions contemplated in this Agreement and to carry out its obligations hereunder.  The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action.  This Agreement has been duly executed by the Company, and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity).

2.2.2           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, (a) result in a violation of the Company’s Certificate of Incorporation or Bylaws, (b) conflict with, result in a breach or violation of any of the terms or conditions of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, bond, note, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, or (c) require any consent or authorization of the Company’s stockholders.

2.2.3           Disclosure.  The Company confirms that neither it nor any other person acting on its behalf has provided the Stockholder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that the Stockholder will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Stockholder regarding the Company and its business is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

SECTION 3
MISCELLANEOUS

3.1           Notices.  In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail or telecopy, as specified below:

If to the Company:

Deep Down, Inc.
8827 W. Sam Houston Pkwy, N., Suite 100
Houston, Texas  77040
Attention:  Eugene L. Butler
Facsimile:  (281) 517-5001

with a copy (which shall not constitute notice) to:

Looper, Reed & McGraw
1300 Post Oak Blvd, Suite 2000
Houston, Texas  77056
Attention:  Jeff Hopkins
Facsimile:  (713) 986-7100

If to the Stockholder:

Whitney Bank
4265 San Felipe, Suite 200
Houston, Texas  77027
Attention:  Paul W. Cole
Facsimile:  (713) 951-7172

with a copy (which shall not constitute notice) to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas  77002
Attention:  Nick H. Sorensen
Facsimile:  (713) 226-6277

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 3.1.  All notices and other communications shall be effective (a) if sent by messenger or delivery service, when delivered, (b) if sent by mail, five (5) days after having been sent by certified mail, with return receipt requested, or (c) if sent by telecopier with receipt acknowledged, when sent.

3.2           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.3           Entire Agreement, Amendment.  This Agreement constitutes the entire agreement between the Company and Stockholder with respect to the transactions contemplated hereby and thereby; supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of the Company and the Stockholder.

3.4           Severability of Provisions.  If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement, and the parties shall use their respective best efforts to negotiate and enter into an amendment to this Agreement whereby such provision will be modified in a manner that is consistent with the intended economic consequences of the invalid provision and that, as modified, is legal and enforceable.

3.5           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice of law or conflict, provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Texas to be applied.

3.6           Counterparts.  This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement.

3.7           Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by either party.

3.8           Further Assurances.  Each party shall at any time and from time to time after the date hereof take whatever actions the other party or its affiliates or agents reasonably request to effectuate, record, evidence or perfect its transfer of the Shares to the Company pursuant to this Agreement or to otherwise effectuate or consummate any of the transactions contemplated hereby.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

DEEP DOWN, INC.

By: /s/ Eugene L. Butler
Eugene L. Butler
Executive Chairman

WHITNEY BANK

By: /s/ Paul W. Cole
Paul W. Cole
Vice President

Signature Page to Stock Repurchase Agreement